EXHIBIT 23.1




                         [Letterhead of Arthur Andersen]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 9, 2001 included in Global Sources Ltd.'s Form 20-F for the year ended December 31, 2000 and to all references to our Firm included in this registration statement to register shares issued under the Global Sources Equity Compensation Plans Numbers I, II and III.

/s/  Arthur Andersen

Arthur Andersen
Independent Accountants


April 16, 2001